Exhibit 99.4

PNC / MBC Merger Q&A

We know that both you and your customers have questions about PNC’s planned acquisition of Mercantile Bankshares Corporation. This Q&A will help answer some of those questions. We know there will be many more, and our goal is to provide you with as much information as we can, as soon as we can.

Please remember that everything covered below relates to a transaction that is subject to approval by
Mercantile’s shareholders and the relevant regulatory agencies.

1.	Who is PNC?

PNC Financial Services Group (NYSE: PNC) has a history that dates back 150 years. Based in Pittsburgh, PNC is one of the nation’s largest financial services companies with over 24,000 employees, approximately $95 billion in assets and a diversified business mix that includes middle-market, small business and retail banking. It also has a strong wealth management business and global processing.

PNC Bank, a subsidiary, has over 850 branch offices in a primary eight-state region that encompasses New Jersey, Pennsylvania, Delaware, Ohio, Kentucky, Maryland, Virginia and Washington, DC. The bank’s distribution system includes over 3,600 ATMs, an award-winning call center, on-line banking and a commitment to exceptional customer service.

2.	Why has the Board chosen to take this step?

This was a difficult decision for the Board and for Ned Kelly. We have had decades of strong financial performance and satisfied customers and shareholders, thanks to the efforts of our associates, with earnings up significantly and the stock price appreciating handsomely. But while we have a bright future, the greater scale and scope produced by this transaction will enable us to generate more value for shareholders, offer more choices to customers, invest for the future and create even more opportunities.

3.	Will there be job losses as a result of this merger? How many and in which areas?

This transaction is primarily about growth and expansion; however, there will be some overlap and opportunities to operate more efficiently as a combined organization, which will likely result in some job losses at the combined entity. We believe that most employees will not be affected. This transaction is about extending the PNC franchise. There is very little overlap in the branch network, lending franchise and IWM, so our customer-facing employees will be critical to PNC’s success.

4.	Who will lead Mercantile’s businesses? Will any Mercantile management be joining the management team of the combined company?

No decisions have been made, but members of Mercantile management are expected to play key roles. Ned Kelly will become a vice-chairman of PNC. An integration team will be formed quickly with representatives from PNC and Mercantile. Over the next several months, the team will work closely together to plan the future.

5.	When will I know if I have a job? How will I be notified? Should I start looking for a new job?

Employees are critical to making this transaction a success, and nothing will serve employees better at this time than staying focused and continuing to do their jobs. Decisions about the combined company, including staffing decisions, will be made as the two sides work together. Those affected will be notified through their managers as soon as decisions are made so that employees can plan for change. We expect that most employees won’t be affected.

FOR INTERNAL DISTRIBUTION ONLY – OCTOBER 9, 2006

6.	What will happen to employees who are not retained as part of the new company?

We will work hard to treat people fairly and communicate as quickly as we can to those affected.

7.	Will we receive severance payments?

Yes, affected employees will receive two weeks of severance for every year of service with no limitation, if they are severed within one year of closing. No affected employees will receive less than eight weeks (nonexempt) or 10 weeks (exempt) of severance, regardless of length of service, if they are severed within one year after closing. After this point, PNC’s severance policy will apply.

8.	How will my benefits and salary be affected?

No specific decisions have yet been made as to what employees will receive after closing, however, we understand that PNC offers a highly competitive and generous benefits package to its employees. Under the transaction document, PNC has agreed that our employees will receive compensation and benefits that are in the aggregate either substantially similar to our benefits or no less favorable than those provided to their employees. PNC has also agreed that employees will be given credit for service with Mercantile for purposes of their benefits plan.

9.	What happens to employee stock options / restricted stock grants?

Restricted stock will be converted into the merger consideration (65% stock, 35% cash). Options will be cashed out.

10.	What will happen to my 401(k) / cash balance plan?

Mercantile expects PNC will transition employees onto their plans upon closing, but you will not lose any value you have earned under the Mercantile plan.

11.	What is the timetable for the transaction? What needs to happen for it to be completed?

The transaction is subject to approval by Mercantile’s shareholders, as well as customary regulatory approvals. It is expected to close in the first quarter of 2007.

12.	What happens between now and closing? How will my job change during this time?

The two institutions will operate as separate companies until closing, and there will be very few changes until early next year. Any information about the integration planning, transaction milestones or job changes will be disclosed as soon as we know and will be communicated through managers.

13.	How should I communicate to clients during this time?

You should continue to work with your clients as you normally would – it is business as usual until legal close. We ask that you respond to clients quickly if they have questions or concerns about this transaction. We expect that you will respond positively about the impact this will have on them. Your senior managers will assist you with answering any questions you are unable to address.

14.	How can I find out more about PNC and the transaction?

More details are available in the press release issued today and are posted on our website and MercNet. You will find there a link to the investor presentation, a message from Ned Kelly and this list of Frequently Asked Questions. An information package on PNC will be delivered to all employees by the end of the week. In addition, PNC’s community involvement and numerous local sponsorships are detailed on its website, www.PNC.com.

15.	Whom should I speak to if I have more questions?

You should also speak to your managers and address any questions and concerns you may have to them.

FOR INTERNAL DISTRIBUTION ONLY – OCTOBER 9, 2006

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This document contains forward-looking statements regarding our outlook or expectations with respect to the planned acquisition of Mercantile, the expected costs to be incurred in connection with the acquisition, Mercantile’s future performance and consequences of its integration into PNC, and the impact of the transaction on PNC’s future performance.

Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. The forward-looking statements in this press release speak only as of the date of the press release, and each of PNC and Mercantile assumes no duty, and does not undertake, to update them. Actual results or future events could differ, possibly materially, from those that we anticipated in these forward-looking statements.

These forward-looking statements are subject to the principal risks and uncertainties applicable to the respective businesses of PNC and Mercantile generally that are disclosed in the 2005 Form 10-K and in current year Form 10-Qs and 8-Ks of PNC and Mercantile (accessible on the SEC’s website at www.sec.gov and on PNC’s website at www.pnc.com and on Mercantile’s website at www.mercantile.com, respectively). In addition, forward-looking statements in this press release are subject to the following risks and uncertainties related both to the acquisition transaction itself and to the integration of the acquired business into PNC after closing:

•	Completion of the transaction is dependent on, among other things, receipt of regulatory and shareholder approvals, the timing of which cannot be predicted with precision at this point and which may not be received at all. The impact of the completion of the transaction on PNC’s financial statements will be affected by the timing of the transaction.
•	The transaction may be substantially more expensive to complete (including the integration of Mercantile’s businesses) and the anticipated benefits, including anticipated cost savings and strategic gains, may be significantly harder or take longer to achieve than expected or may not be achieved in their entirety as a result of unexpected factors or events.
•	The integration of Mercantile’s business and operations into PNC, which will include conversion of Mercantile’s different systems and procedures, may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to Mercantile’s or PNC’s existing businesses.
•	The anticipated benefits to PNC are dependent in part on Mercantile’s business performance in the future, and there can be no assurance as to actual future results, which could be impacted by various factors, including the risks and uncertainties generally related to PNC’s and Mercantile’s performance or due to factors related to the acquisition of Mercantile and the process of integrating it into PNC.

ADDITIONAL INFORMATION ABOUT THIS TRANSACTION

The PNC Financial Services Group, Inc. and Mercantile Bankshares Corporation will be filing a proxy statement/prospectus and other relevant documents concerning the merger with the United States Securities and Exchange Commission (the “SEC”). WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain these documents free of charge at the SEC’s web site (www.sec.gov). In addition, documents filed with the SEC by The PNC Financial Services Group, Inc. will be available free of charge from Shareholder Relations at (800) 843-2206. Documents filed with the SEC by Mercantile Bankshares will be available free of charge from Mercantile Bankshares Corporation, 2 Hopkins Plaza P.O. Box 1477, Baltimore, Mary land 21203, Attention: Investor Relations.

The directors, executive officers, and certain other members of management and employees of Mercantile Bankshares are participants in the solicitation of proxies in favor of the merger from the shareholders of Mercantile Bankshares. Information about the directors and executive officers of Mercantile Bankshares is set forth in the proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on March 29, 2006. Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

FOR INTERNAL DISTRIBUTION ONLY – OCTOBER 9, 2006